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Exhibit 5.4

Brookfield Asset Management Inc Suite 300 Brookfield Place 181 Bay Street P.O. Box 762 Toronto Ontario Canada M5J 2T3	Herbert Smith Freehills LLP Exchange House Primrose Street London EC2A 2EG T +44 (0)20 7374 8000 F +44 (0)20 7374 0888 DX28 London Chancery Lane www.herbertsmithfreehills.com
Brookfield Finance I (UK) plc Level 25 One Canada Square London United Kingdom E14 5AA

6 October 2020

Dear Sir or Madam,

Brookfield Finance I (UK) plc (the "Issuer")

1.
INTRODUCTION

1.1
We have acted as legal advisers to the Issuer as to matters of English law in connection with the Registration Statement on Forms F-10 and F-3 filed with the United States Securities and Exchange Commission on 29 September 2020, as amended on the date hereof (the "Registration Statement"), relating to the registration under the United States Securities Act of 1933 of an indeterminate amount of the Issuer's debt securities (the "Debt Securities") which may be issued from time to time pursuant to the Indenture (the "Transaction").

1.2
For the purpose of giving this opinion, we have examined the following documents:

  1.2.1
  the Registration Statement, including the base shelf prospectus therein; and

  1.2.2
  the draft form of indenture among the Issuer, Brookfield Asset Management Inc., as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee in the form as filed as part of the Registration Statement (the "Indenture"), pursuant to which, following execution, Debt Securities may be issued, together the "Documents",

  1.2.3
  copies of the Certificate of Incorporation and the Memorandum and Articles of the Issuer (together the "constitutional documents") certified as being a true, complete and up to date copy by the Secretary of the Issuer; and

Herbert Smith Freehills LLP and its subsidiaries and Herbert Smith Freehills, an Australian Partnership, are separate member firms of the international legal practice known as Herbert Smith Freehills.

Herbert Smith Freehills LLP is a limited liability partnership registered in England and Wales with registered number OC310989. It is authorised and regulated by the Solicitors' Regulation Authority of England and Wales. A list of the members and their professional qualifications is open to inspection at the registered office, Exchange House, Primrose Street, London EC2A 2EG. We use the word partner of Herbert Smith Freehills LLP to refer to a member of Herbert Smith Freehills LLP, or an employee or consultant with equivalent standing and qualifications.

    1.2.4
    a copy of the written resolutions of the board of directors of the Issuer dated 29 September 2020 approving the Transaction, the entry into the Indenture and the filing of the Registration Statement, certified as being a true, complete and up to date copy by the Secretary of the Issuer.

1.3
On 2 October 2020, at 4pm we carried out a search of the Companies House Direct service operated by the Registrar of Companies in England and Wales in respect of the Issuer.

1.4
On 2 October 2020, a search of the Central Registry of Winding Up Petitions maintained by the Companies Court was carried out (by us or by GlobalX (a trading name of Legalinx Limited) on our behalf) in relation to the Issuer.

1.5
Except as stated above, we have not for the purpose of this opinion examined any agreements, documents or corporate records entered into by or affecting any party or made any other enquiries concerning any party.

2.
SCOPE OF THIS OPINION

2.1
We are solicitors qualified in England and Wales. We express no opinion as to any law other than English law as applied by English courts and reported and in effect on the date of this opinion.

2.2
No opinion is expressed as to matters of fact.

2.3
In this matter, we have taken instructions from the Issuer in its capacity as the potential issuer of the Debt Securities in connection with the Transaction. We have not received instructions from nor advised the trustee, any potential holders of Debt Securities, or any other person (except the Issuer in connection with the Transaction or any related document). Notwithstanding the provision of this opinion, we expressly reserve the right to represent our client (if it so requests) in relation to any matters affecting the Transaction, the Documents or Debt Securities at any time in the future, and the fact that we have provided this opinion to shall not be deemed to have caused us to have any conflict of interest in relation to the giving of any such advice.

2.4
This opinion and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law. This opinion is given on the condition that the courts of England have exclusive jurisdiction to settle any dispute or claim arising out of or in connection herewith (including any non-contractual disputes or claims).

2.5
This opinion is not designed to and is not likely to reveal fraud, misrepresentation, bribery or corruption by any person.

3.
ASSUMPTIONS

This
opinion is based upon the assumption (which may or may not be the case) that:

3.1
Authenticity: all documents (including copy documents) examined by us are authentic, complete and accurate and all signatures and seals (if any) thereon are genuine;

3.2
Documents up-to-date etc: all documents (including the constitutional documents) which we have reviewed are and remain up-to-date, and have not been terminated or rescinded;

3.3
Due incorporation: each party to the Documents (other than the Issuer) is duly incorporated under its respective laws of incorporation;

3.4
Drafts: the Indenture which we have examined, and on which we base this opinion, is in the form in which the Indenture will be executed and delivered;

3.5
Due execution: the Registration Statement has been duly executed by persons authorised by the approval referred to in paragraph 1.2.4 above;

3.6
Resolutions: the written resolutions of the board of directors of the Issuer referred to in paragraph 1.2.4 were validly passed and remain in full force and effect;

3.7
Directors: the directors of the Issuer have acted in good faith and have complied with their duties under all applicable laws in relation to the Transaction;

3.8
Solvency: the Issuer is solvent at the time of the execution and delivery of the Indenture, did not become insolvent as a result of entering into the arrangements contained in the Indenture or otherwise in connection with the Transaction and will be solvent at the time of the issue of the Debt Securities and the Issuer has not entered (and will not have entered at the time of the issue of the Debt Securities) into any composition or arrangement with its creditors (or any class of them) in any jurisdiction (which has not been revealed by the searches referred to in paragraph 1.3 or 1.4);

3.9
Administration etc.: no step has been taken (and will not have been taken at the time of either the execution and delivery of the Indenture or the issue of the Debt Securities) to wind up the Issuer or to place it into administration and no receiver has been appointed (and will not have been appointed at the time of the issue of the Debt Securities) over or in respect of the assets of the Issuer, nor has any analogous procedure or step been taken (and will not have been taken at the time of the issue of the Debt Securities) in any jurisdiction (which has not been revealed by the searches referred to in paragraph 1.3 or 1.4);

3.10
Validity/enforceable obligations: each of the obligations in the Indenture constitutes legal, valid, binding and enforceable obligations of all of the parties thereto under all applicable laws;

3.11
Capacity and authority relating to the Transaction: each party to each of the documents effecting or in connection with the Transaction (other than the Issuer) has the power and legal capacity to enter into, execute and deliver, perform and exercise its rights under such documents to which it is a party and each such document has been duly authorised, executed and, where applicable, delivered by all of the parties thereto (other than the Issuer) in accordance with all applicable laws;

3.12
No breach: the Issuer will not, by reason of the transactions as contemplated by the Documents, be in breach of any of its obligations under any other agreement, licence, authorisation, consent or similar document;

3.13
No change to Documents: there are no other arrangements or relationships between any party to the Documents which modify, supersede or conflict with any of the terms of the Documents;

3.14
Trading certificate: a certificate issued by the Registrar of Companies in England and Wales under section 761 of the Companies Act 2006 in relation to the Issuer is received by the Issuer prior to any issuance of Debt Securities and performance of the Indenture by the Issuer; and

3.15
Misconduct etc.: no party to any of the Documents (and no individual employed by or acting on behalf of any such party) is, or will be, engaging in criminal, misleading, deceptive or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Documents which might render the Documents or any transaction contemplated thereby or any associated activity illegal, void or unenforceable.

4.
OPINIONS

4.1
Based on the documents referred to in paragraph 1.2 and subject to the assumptions contained in paragraph 3 and to the qualifications contained in paragraph 5 and to any matters not disclosed to us, it is our opinion that:

  4.1.1
  Status: the Issuer is a company duly incorporated with limited liability under English law;

  4.1.2
  Capacity: the Issuer has the power and legal capacity to enter into the Indenture and to perform its obligations under the Indenture; and

  4.1.3
  Authority: the Issuer has taken all necessary corporate actions to authorise the filing of the Registration Statement and the execution, delivery and performance of the Indenture.

5.
QUALIFICATIONS

5.1
This opinion is subject to the qualifications contained in this paragraph 5.

5.2
Information in the Registration Statement: We have not investigated or verified the truth or accuracy of the information contained in the Registration Statement. We express no opinion as to whether the Registration Statement contains all the information required or whether the persons responsible for the Registration Statement have discharged their obligations thereunder.

5.3
Records: The records of the Registrar of Companies and the Central Registry of Winding Up Petitions may not be complete, accurate or up to date. In particular, the Central Registry of Winding Up Petitions may not contain details of administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London.

5.4
Insolvency etc.: This opinion is subject to (i) all applicable limitations arising from bankruptcy, insolvency, liquidation, administration, reorganisation, moratorium, reconstruction or similar laws and (ii) all applicable general principles of law affecting the rights of creditors (whether secured or unsecured) generally.

5.5
Tax: We express no opinion as to the tax treatment of the Transaction, the Documents, the transactions contemplated thereby or any other tax matters.

6.
ADDRESSEES AND RESPONSIBILITY

6.1
This opinion (which is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters not specifically referred to herein) is addressed to you personally, is provided for your benefit and is provided solely pursuant to Item 601 of Regulation S-K of the United States Securities Act of 1933 and cannot be relied on for any other purpose. This opinion is given on the basis that we have no obligation to notify any present addressee or future recipient of this opinion of any change in English law or its application after the date of this opinion.

6.2
This opinion is given by Herbert Smith Freehills LLP which assumes liability for and is solely responsible for it.

7.
CONSENT

7.1
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption "Legal Matters" in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended.

Yours faithfully,

/s/ Herbert Smith Freehills LLP

Herbert Smith Freehills LLP

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  Exhibit 5.4
  Brookfield Finance I (UK) plc (the "Issuer")